POWER OF ATTORNEY

We, the undersigned directors and/or officers of Lincoln Life & Annuity Company of New York, hereby constitute and appoint Laura Muse, Kimberly A. Genovese, Daniel P. Herr, Michelle Grindle, Jeffrey L. Smith, Jassmin McIver-Jones, Rachel C. Fischer, Nadine Rosin, Brittany S. Speas, Kyle F. Whiteman and John D. Weber, individually, our true and lawful attorneys-in-fact, with full power to each of them to sign for us, in our names and in the capacities indicated below, any Registration Statements and any and all amendments to Registration Statements; including exhibits, or other documents filed on Forms N-6 or N-4 or any successors or amendments to these Forms, filed with the Securities and Exchange Commission, under the Securities Act of 1933 and/or Securities Act of 1940, on behalf of the Company in its own name or in the name of one of its Separate Accounts, hereby ratifying and confirming our signatures as they may be signed by any of our attorneys-in-fact to any amendment to said Registration Statements as follows:

Variable Life Insurance Separate Accounts:

Lincoln Life & Annuity Flexible Premium Variable Life Account M (811-08559)

VUL-I / VULcv

VULcv-II / VUL Flex ES

VULcv-III ES

VULdb / VULdb ES

VULdb-II ES

VULone ES / VULone 2005 ES

Momentum VULone / Momentum VULone 2005

VULcv-IV ES

VULdb-IV ES

AssetEdge VUL

AssetEdge VUL/AssetEdge Exec VUL 2015

VULone 2007

VULone 2010

LLANY Separate Account R for Flexible Premium Variable Life (811-08651)	SVUL / SVUL ES SVUL-II ES SVUL-III ES SVUL-IV ES/PreservationEdge SVUL SVULone ES Momentum SVULone SVULone 2007
LLANY Separate Account S for Flexible Premium Variable Life (811-09257)	CVUL Series III ES LCV4 ES LCV5 ES / LCC VUL
Lincoln Life & Annuity Flexible Premium Variable Life Account Y (811-21029)	American Legacy VULcv-III American Legacy VULdb-II American Legacy SVUL-III American Legacy VULcv-IV American Legacy VULdb-IV American Legacy SVUL-IV/PreservationEdge SVUL American Legacy AssetEdge
Lincoln Life & Annuity Flexible Premium Variable Life Account JA-B	Lincoln Ensemble II NY VUL

Variable Annuity Insurance Separate Accounts:

Lincoln Life & Annuity Variable Annuity Account H (811-08441)

American Legacy III

American Legacy III B Class

American Legacy III C Share

American Legacy III Plus

American Legacy III View

American Legacy Design

American Legacy Signature

American Legacy Fusion

American Legacy Series

American Legacy Advisory

American Legacy Target Date Income B Share

American Legacy Target Date Income Advisory

Shareholder’s Advantage

Shareholder’s Advantage A Class

Lincoln Life & Annuity Variable Annuity Account L (811-07785)	Group Variable Annuity
Lincoln New York Account N for Variable Annuities (811-09763)

ChoicePlus Assurance (A Share)

ChoicePlus Assurance (A Class)

ChoicePlus Assurance (B Share)

ChoicePlus Assurance (B Class)

ChoicePlus Assurance (C Share)

ChoicePlus Assurance (L Share)

ChoicePlus Assurance (Bonus)

ChoicePlus

ChoicePlus II

ChoicePlus Access

ChoicePlus II Access

ChoicePlus II Advance

ChoicePlus II Bonus

ChoicePlus Design

ChoicePlus Signature

ChoicePlus Fusion

ChoicePlus Series

ChoicePlus Prime

ChoicePlus Advisory

Lincoln InvestmentSolutions

Lincoln Investor Advantage

Lincoln Investor Advantage 2018

Lincoln Investor Advantage Fee-Based

Lincoln Investor Advantage Advisory

Core Income

Lincon Life & Annuity Company of New York N-4 Registration Statement	Lincoln Level Advantage 2 B Share Index-Linked Annuity Lincoln Level Advantage 2 Advisory Index-Linked Annuity

Except as otherwise specifically provided herein, the power-of-attorney granted herein shall not in any manner revoke in whole or in part any power-of-attorney that each person whose signature appears below has previously executed. This power-of-attorney shall not be revoked by any subsequent power-of-attorney each person whose signature appears below may execute, unless such subsequent power specifically refers to this power-of-attorney or specifically states that the instrument is intended to revoke all prior general powers-of-attorney or all prior powers-of-attorney.

This Power-of-Attorney may be executed in separate counterparts each of which when executed and delivered shall be an original; but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies, each signed by less than all, but together signed by all, of the undersigned.

Signature	Title
/s/ Ellen G. Cooper __________________________ Ellen G. Cooper	President and Director
Electronically signed on 3/10/26, 4:31 pm /s/ Christopher M. Neczypor _________________________ Christopher M. Neczypor Electronically signed on 3/11/26, 5:06 am	Executive Vice President, Chief Financial Officer and Director
/s/ John G. Morriss __________________________ John G. Morriss Electronically signed on 3/18/26, 11:46 am	Executive Vice President, Chief Investment Officer and Director
/s/ Mark E. Konen __________________________ Mark E. Konen Electronically signed on 3/10/26, 4:24 pm	Director
/s/ M. Leanne Lachman __________________________ M. Leanne Lachman Electronically signed on 3/10/26, 5:13pm	Director
/s/ Louis G. Marcoccia __________________________ Louis G. Marcoccia Electronically signed on 3/10/26, 3:54 pm	Director
/s/ Dale LeFebvre __________________________ Dale LeFebvre Electronically signed on 3/12/26, 9:41 am	Director
/s/ Adam M. Cohen __________________________ Adam M. Cohen Electronically signed on 3/10/26, 3:54 pm	Senior Vice President, Treasurer and Chief Accounting Officer

We, Laura Muse, Kimberly A. Genovese, Daniel P. Herr, Michelle Grindle, Jeffrey L. Smith, Jassmin McIver-Jones, Rachel C. Fischer, Nadine Rosin, Brittany S. Speas, Kyle F. Whiteman and John D. Weber, have read the foregoing Power of Attorney. We are the person(s) identified therein as agent(s) for the principal named therein. We acknowledge our legal responsibilities.

/s/ Laura Muse ______________________________________ Laura Muse Electronically signed on 3/12/26, 9:15 am	/s/ Rachel C. Fischer ___________________________________ Rachel C. Fischer Electronically signed on 3/10/26, 3:05 pm
/s/ Kimberly A. Genovese ______________________________________ Kimberly A. Genovese Electronically signed on 3/10/26, 5:10 pm	/s/ Daniel P. Herr ___________________________________ Daniel P. Herr Electronically signed on 3/11/26, 3:32 pm
/s/ Nadine Rosin _____________________________________ Nadine Rosin Electronically signed on 3/11/26, 12:37 pm	/s/ Michelle Grindle ___________________________________ Michelle Grindle Electronically signed on 3/11/26, 9:32 am
/s/ Jeffrey L. Smith _____________________________________ Jeffrey L. Smith Electronically signed on 3/10/26, 3:06 pm	/s/ John D. Weber ___________________________________ John D. Weber Electronically signed on 3/11/26, 2:49 pm

/s/ Jassmin McIver-Jones

_____________________________________

Jassmin McIver-Jones

Electronically signed on 3/11/26, 9:00 am

/s/ Kyle F. Whiteman

_____________________________________

Kyle F. Whiteman

Electronically signed on 3/10/26, 3:35 pm

/s/ Brittany S. Speas ___________________________________ Brittany S. Speas Electronically signed on 3/10/26, 3:07 pm

Version: March 2026